Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-219833, 333-84374, 333-142581, 333-166342, 333-188151, 333-238160, and 333-255979) on Form S-8 of Tennant Company of our report dated February 27, 2020, with respect to the consolidated financial statements of Tennant Company and financial statement schedule II – Valuation and Qualifying Accounts, before the effects of the disclosure adjustment retrospectively applied to Note 13 Retirement Benefit Plans.

/s/ KPMG LLP

Minneapolis, Minnesota

February 24, 2022